Exhibit 99.1

DANAHER REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

WASHINGTON, D.C., January 26, 2009 — Danaher Corporation (NYSE:DHR) announced results for the fourth quarter and year ended December 31, 2008. Net earnings for the fourth quarter were $305.7 million, or $0.92 per diluted share. Included in the fourth quarter results are certain non-cash charges related to the acquisition of Tektronix for fair value adjustments to recorded inventory and deferred revenue which reduced net earnings by approximately $5 million or $0.01 per diluted share, as well as after-tax charges of approximately $62 million or $0.18 per diluted share related to previously announced restructuring activities. Absent these two items, adjusted earnings per diluted share was $1.11, essentially flat versus last year’s adjusted earnings per diluted share from continuing operations of $1.12.

Sales from continuing operations for the 2008 fourth quarter were $3.18 billion, 1% higher than the $3.14 billion reported for the 2007 fourth quarter.

Net earnings for the full year 2008 were $1.3 billion, or $3.95 per diluted share. Included in the full year 2008 earnings per diluted share are the fourth quarter 2008 items noted above, as well as the non-cash charges recorded in the first three quarters of 2008 related to the acquisition of Tektronix for fair value adjustments to recorded inventory and deferred revenue which reduced net earnings by approximately $0.12 per diluted share and gains from the net reduction in income tax reserves and discrete tax benefits of approximately $0.03 per diluted share. Absent these items, adjusted earnings per diluted share were $4.23, an increase of 10.5% compared to the 2007 full year adjusted earnings per diluted share from continuing operations of $3.83.

Sales from continuing operations for 2008 were $12.7 billion compared to $11 billion for 2007, an increase of 15%.

Attached is a reconciliation of adjusted diluted net earnings per share from continuing operations to diluted net earnings per share from continuing operations calculated according to GAAP, for the three and twelve month periods ended December 31, 2008 and the comparable prior year periods.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “The dramatic downturn in the global economy in the latter part of 2008 negatively impacted a number of our businesses, our end markets and our customers. In spite of these unprecedented headwinds we were able to deliver a solid 2008 performance. Core revenues decreased 1% in the quarter and increased 2.5% for the full year. Operating cash flow from continuing operations in 2008 was a record $1.9 billion, representing a 9.5% increase over our record 2007 performance. While we expect 2009 to be a difficult year, we believe our solid portfolio of businesses, our strong balance sheet and the Danaher Business System will provide our experienced team the opportunity to outperform.”

Danaher Corporation is a leading manufacturer of Professional Instrumentation, Medical Technologies, Industrial Technologies, and Tools and Components (www.danaher.com).

Statements in this release that are not strictly historical, including the statements regarding expectations for 2009 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, the current economic recession and the upheaval in the credit markets and financial services industry, competition, our ability to develop and successfully market new products and technologies, our ability to expand our business in new markets, our ability to identify, consummate and integrate appropriate acquisitions, litigation and other contingent liabilities including intellectual property and environmental matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, tax audits and changes in our tax rate, currency exchange rates, commodity costs and surcharges, our relationships with and the performance of our channel partners, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, economic and other conditions in the end-markets we sell into, and general domestic and international economic conditions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2007 Annual Report on Form 10-K and Third Quarter 2008 Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation or intend to update any forward-looking statement.

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C. 20006

Telephone: (202) 828-0850

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

($ in thousands, except per share amounts)

	Three Months Ended		Year Ended
	12/31/08	12/31/07	12/31/08	12/31/07
Sales	$3,176,506	$3,141,177	$12,697,456	$11,025,917

Operating costs and expenses:
Cost of sales	1,724,897	1,690,647	6,757,262	5,985,022
Selling, general and administrative expenses	860,491	769,178	3,345,274	2,713,097
Research and development expenses	167,467	216,582	725,443	601,424
Other (income) expense	—	—	—	(14,335)

Total operating expenses	2,752,855	2,676,407	10,827,979	9,285,208

Operating profit	423,651	464,770	1,869,477	1,740,709
Interest expense	(25,433)	(32,793)	(130,174)	(109,702)
Interest income	4,000	2,735	10,004	6,092

Earnings from continuing operations before income taxes	402,218	434,712	1,749,307	1,637,099

Income taxes	(96,532)	(114,487)	(431,676)	(423,101)

Earnings from continuing operations	305,686	320,225	1,317,631	1,213,998

Earnings from discontinued operations, net of income taxes	—	—	—	155,906

Net earnings	$305,686	$320,225	$1,317,631	$1,369,904

Earnings per share from continuing operations:
Basic	$0.96	$1.02	$4.13	$3.90

Diluted	$0.92	$0.97	$3.95	$3.72

Earnings per share from discontinued operations:
Basic	—	—	—	$0.50

Diluted	—	—	—	$0.47

Net earnings per share:
Basic	$0.96	$1.02	$4.13	$4.40

Diluted	$0.92	$0.97	$3.95	$4.19

Average common stock and common equivalent shares outstanding:
Basic	319,523	315,437	319,361	311,225
Diluted	333,593	334,013	335,863	329,459

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31 ($ and shares in thousands)

	2008	2007
ASSETS

Current Assets:
Cash and equivalents	$392,854	$239,108
Trade accounts receivable, less allowance for doubtful accounts of $120,730 and $108,781, respectively	1,894,585	1,984,384
Inventories	1,142,309	1,193,615
Prepaid expenses and other current assets	757,371	632,660

Total current assets	4,187,119	4,049,767
Property, plant and equipment, net	1,108,653	1,108,634
Other assets	432,257	507,550
Goodwill	9,210,581	9,241,011
Other intangible assets, net	2,519,422	2,564,973

Total assets	$17,458,032	$17,471,935

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$66,159	$330,480
Trade accounts payable	1,108,961	1,125,600
Accrued expenses and other liabilities	1,534,575	1,443,773

Total current liabilities	2,709,695	2,899,853

Other long-term liabilities	2,386,605	2,090,630
Long-term debt	2,553,170	3,395,764
Stockholders’ equity:
Common stock—$0.01 par value, 1 billion shares authorized; 354,487 and 352,608 issued; 318,380 and 317,984 outstanding, respectively	3,544	3,526
Additional paid-in capital	1,812,963	1,718,716
Retained earnings	8,095,155	6,820,756
Accumulated other comprehensive income	(103,100)	542,690

Total stockholders’ equity	9,808,562	9,085,688

Total liabilities and stockholders’ equity	$17,458,032	$17,471,935

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31 ($ in thousands)

	2008	2007
Cash flows from operating activities:
Net earnings	$1,317,631	$1,369,904
Less: earnings from discontinued operations, net of tax	—	155,906

Net earnings from continuing operations	1,317,631	1,213,998
Non-cash items, net of the effect of discontinued operations:
Depreciation	193,997	173,942
Amortization	145,290	94,550
Stock compensation expense	86,000	73,347
Change in deferred income taxes	27,691	29,870
Change in trade accounts receivable, net	71,403	(72,555)
Change in inventories	33,119	38,094
Change in accounts payable	3,713	103,800
Change in prepaid expenses and other assets	(4,773)	38,601
Change in accrued expenses and other liabilities	(15,042)	5,661

Total operating cash flows from continuing operations	1,859,029	1,699,308
Total operating cash flows from discontinued operations	—	(53,533)

Net cash flows from operating activities	1,859,029	1,645,775

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(193,783)	(162,071)
Proceeds from disposals of property, plant and equipment	1,088	15,537
Cash paid for acquisitions	(423,208)	(3,576,562)
Cash paid for investment in acquisition target and other marketable securities	—	(23,219)
Proceeds from sale of investment and divestitures	—	301,278
Proceeds from refundable escrowed purchase price	48,504	—

Total investing cash flows from continuing operations	(567,399)	(3,445,037)
Total investing cash flows from discontinued operations	—	(722)

Net cash used in investing activities	(567,399)	(3,445,759)

Cash flows from financing activities:
Proceeds from issuance of common stock	82,430	733,028
Payment of dividends	(38,259)	(34,275)
Purchase of treasury stock	(74,165)	(117,486)
Net (repayments) proceeds of borrowings (maturities of 90 days or less)	(905,567)	647,761
Proceeds of borrowings (maturities longer than 90 days)	72,652	493,705
Repayments of borrowings (maturities longer than 90 days)	(259,344)	(10,563)

Net cash (used in) generated by financing activities	(1,122,253)	1,712,170

Effect of exchange rate changes on cash and equivalents	(15,631)	9,112

Net change in cash and equivalents	153,746	(78,702)

Beginning balance of cash and equivalents	239,108	317,810

Ending balance of cash and equivalents	$392,854	$239,108

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

SEGMENT INFORMATION

($ in thousands, unaudited)

	Three Months Ended		Year Ended
	12/31/08	12/31/07	12/31/08	12/31/07
Sales

Professional Instrumentation	$1,243,949	$1,097,511	$4,860,764	$3,537,912
Medical Technologies	843,820	866,311	3,277,026	2,997,986
Industrial Technologies	777,932	812,435	3,265,451	3,153,377
Tools & Components	310,805	364,920	1,294,215	1,336,642

	$3,176,506	$3,141,177	$12,697,456	$11,025,917

Operating Profit

Professional Instrumentation	$221,960	$175,227	$907,254	$709,502
Medical Technologies	90,134	132,863	370,473	393,230
Industrial Technologies	106,569	132,046	522,112	532,477
Tools & Components	30,343	43,211	157,673	175,634
Other	(25,355)	(18,577)	(88,035)	(70,134)

	$423,651	$464,770	$1,869,477	$1,740,709

Operating Margins

Professional Instrumentation	17.8%	16.0%	18.7%	20.1%
Medical Technologies	10.7%	15.3%	11.3%	13.1%
Industrial Technologies	13.7%	16.3%	16.0%	16.9%
Tools & Components	9.8%	11.8%	12.2%	13.1%

Total	13.3%	14.8%	14.7%	15.8%

Restructuring & Other Related Charges

Professional Instrumentation	$28,813	—	$28,813	—
Medical Technologies	26,081	—	26,081	—
Industrial Technologies	23,093	—	23,093	—
Tools & Components	3,978	—	3,978	—

Total	$81,965	—	$81,965	—

Restructuring Cost Classification
Cost of sales	$33,130	—	$33,130	—
Selling, general and administrative expenses	48,835	—	48,835	—

	$81,965	—	$81,965	—

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information

Danaher Corporation

Supplemental Reconciliation of Net Earnings from Continuing Operations and Diluted Net Earnings

Per Share from Continuing Operations (GAAP) to Adjusted Net Earnings from Continuing

Operations and Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)

Three Months and Years Ended December 31, 2008 and December 31, 2007

($ in 000’s except per share data)

	Three Months Ended			Years Ended
	December 31, 2008	December 31, 2007	% Change	December 31, 2008	December 31, 2007	% Change
Net Earnings from Continuing Operations per GAAP	$305,686	$320,225	-4.5%	$1,317,631	$1,213,998	8.5%

After-tax charges for purchased in-process research and development and fair value adjustments to recorded inventory and deferred revenue balances related to the acquisition of Tektronix ($6.9 million & $59.5 million pre-tax for the three months and year ended December 31, 2008, respectively, and $68.2 million for both the three months and year ended December 31, 2007)	5,150	66,000		44,465	66,000
After-tax charge related to fourth quarter 2008 restructuring actions and related charges ($82.0 million pre-tax).	61,500	—		61,500	—
Gains from net reduction in income tax reserves and discrete tax benefits	(1,160)	(14,562)		(9,524)	(21,084)
After-tax gain on indemnity proceeds related to litigation matter ($12.5 million pre-tax)	—	—		—	(8,110)

Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$371,176	$371,663	-0.1%	$1,414,072	$1,250,804	13.1%

Diluted Net Earnings Per Share from Continuing Operations per GAAP	$0.92	$0.97	-5.2%	$3.95	$3.72	6.2%

After-tax charges for purchased in-process research and development and fair value adjustments to recorded inventory and deferred revenue balances related to the acquisition of Tektronix ($6.9 million & $59.5 million pre-tax for the three months and year ended December 31, 2008, respectively, and $68.2 million for both the three months and year ended December 31, 2007)	0.01	0.20		0.13	0.20
After-tax charge related to fourth quarter 2008 restructuring actions and related charges ($82.0 million pre-tax).	0.18	—		0.18	—
Gains from net reduction in income tax reserves and discrete tax benefits	—	(0.05)		(0.03)	(0.07)
After-tax gain on indemnity proceeds related to litigation matter ($12.5 million pre-tax)	—	—		—	(0.02)

Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$1.11	$1.12	-0.9%	$4.23	$3.83	10.4%

Danaher Corporation

Supplemental Reconciliation of Revenue Growth (GAAP) to Revenue Growth from Existing Businesses (Non-GAAP)

Three Months Ended December 31, 2008 and December 31, 2007

	Three Months Ended December 31, 2008 vs. Comparable 2007 Period	Year Ended December 31, 2008 vs. Comparable 2007 Period
Components of Sales Growth

Existing Businesses	-1.0%	2.5%
Acquisitions	6.0%	10.5%
Impact of currency translation	-4.0%	2.0%

Total	1.0%	15.0%

Notes to Non-GAAP Reconciliation Schedule

General

In addition to the results provided in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided the following non-GAAP measures:

(1) Adjusted net earnings from continuing operations for the three months and year ended December 31, 2008 and December 31, 2007 and adjusted net earnings from continuing operations per diluted share for the three months and year ended December 31, 2008 and December 31, 2007. These measures are calculated on a basis which:

•

in the 2008 period, exclude (a) certain non-cash charges related to the acquisition of Tektronix, Inc. for fair value adjustments to recorded inventory and deferred revenue balances, (b) gains related to a reduction of income tax reserves and discrete tax benefits and (c) charges related to fourth quarter 2008 restructuring actions and related charges; and

•

in the 2007 period, exclude (a) gains related to a reduction of income tax reserves and discrete tax benefits, and (b) the gain on indemnity proceeds received in connection with a litigation matter and (c) certain non-cash charges for purchased in-process research and development and fair value adjustments to recorded inventory and deferred revenue balances related to the acquisition of Tektronix.

The Company also discloses the year-over-year percentage change in these non-GAAP measures. Collectively, these non-GAAP measures are referred to as the “non-GAAP earnings measures”.

(2) Core revenue growth from existing businesses (presented on a stand-alone basis), which is defined as revenue growth from businesses that have been owned for one year or more, excluding the effects of foreign currency fluctuations.

The non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures. Danaher’s non-GAAP measures may be defined differently than similar non-GAAP measures that are used by other companies.

Non-GAAP earnings measures and revenue growth from existing businesses

Danaher’s management believes that the non-GAAP earnings measures and revenue growth from existing businesses reflect additional ways of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measures, provide a more complete understanding of Danaher’s results of operations and help identify underlying trends in Danaher’s business. The items that have been excluded from the non-GAAP earnings measures have been excluded because items of this nature and size occur with inconsistent frequency and for reasons that may be unrelated to Danaher’s commercial performance during the period, and we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period. Similarly, revenue growth from existing businesses excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity.

Danaher’s management uses these non-GAAP measures in assessing current performance against prior period performance and against forecasted performance, in forecasting financial results for future periods, and in making decisions about internal budgets, resource allocation and financial goals for its business units. Danaher’s management believes that these non-GAAP measures help investors and others, if they so choose, in understanding and evaluating Danaher’s current operating performance and future prospects in the same manner as management does. In addition, Danaher believes that analysts and others in the investment community use these non-GAAP measures to assess Danaher’s performance against prior period performance and against forecasted performance, compare Danaher’s performance to the performance of our peer companies, identify trends in Danaher’s performance and provide estimates of future performance.

A general limitation of these non-GAAP measures is that use of these measures (as compared to the related GAAP measures of net earnings from continuing operations, revenue and revenue growth) may reduce comparability with other companies who may calculate similar non-GAAP measures differently. A particular limitation of the non-GAAP earnings measures is that they exclude charges that can significantly affect Danaher’s results of operations and that may recur in the course of Danaher’s business (though at times and in amounts that may be difficult to predict). Similarly, a particular limitation of revenue growth from existing businesses is that it excludes items that can significantly impact our revenues. Danaher management compensates, and believes that investors should compensate, for these and other limitations of these non-GAAP measures by also considering Danaher’s financial results as determined in accordance with GAAP, including the GAAP measures described above in this paragraph.